UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

THE BLACKSTONE GROUP L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
345 Park Avenue New York, New York		10154
(Address of principal executive offices)		(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2018 (the “Effective Date”), J. Tomilson Hill will resign from his position as a director and Vice Chairman of Blackstone Group Management L.L.C., the general partner (the “General Partner”) of The Blackstone Group L.P. (the “Partnership” and, together with the General Partner, “Blackstone”). Until the Effective Date, Mr. Hill will continue to serve in his current positions, including as Chairman of Blackstone Alternative Asset Management, and help effectuate a smooth management transition.

In connection with his resignation, Mr. Hill entered into a withdrawal agreement with Blackstone on October 2, 2018. Under the terms of the withdrawal agreement, Mr. Hill agreed to enter into a general release of claims in favor of Blackstone and its related parties and affirmed his non-competition, non-solicitation, non-disparagement and confidentiality covenants contained in his Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”), subject to certain limited exceptions and clarifications. All payments and benefits are subject to Mr. Hill’s timely execution and non-revocation of the release and compliance with these restrictive covenants.

Under the terms of the withdrawal agreement, Mr. Hill will receive total target annual cash compensation of $7,500,000 for 2018, subject to his continued service through the Effective Date and satisfaction of his transition responsibilities. Mr. Hill’s resignation will constitute a “qualifying retirement” for purposes of his outstanding bonus deferral units, special equity awards and carried interest awards and, as such, he will remain eligible to vest in 100% of such bonus deferral units, 50% of such special equity awards and 50% of such carried interest awards. Under the terms of the withdrawal agreement, Mr. Hill will also remain eligible to vest in the remaining 50% of his special equity awards and carried interest awards, subject to his continued compliance with the terms of the withdrawal agreement and his Non-Competition Agreement (as modified by the withdrawal agreement).

The withdrawal agreement also provides for Mr. Hill to receive a fully vested profit sharing percentage of 4% for all investments made by the Blackstone Strategic Capital Holdings (“BSCH”) fund that close prior to the Effective Date, additional awards of up to 2.5% of the total “carry dollars” (as defined in the withdrawal agreement) created on new investments by the BSCH fund in which Mr. Hill has material involvement and 2% of the carry proceeds realized by Blackstone Capital Partners VI from its investment in First Eagle Investment Management. Mr. Hill will also remain eligible to participate in Blackstone’s side-by-side or similar investment programs for 5 years following the Effective Date, in some cases without being subject to performance or management fees (but subject to an administrative fee) and subject to certain terms and conditions as further described in the withdrawal agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Blackstone Group L.P.

	By:	Blackstone Group Management L.L.C., its General Partner

Date: October 5, 2018	By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer